NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST
                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A


SERIES                                                  DATE ADDED TO AGREEMENT


Balanced Portfolio                                             May 1, 1995

Growth Portfolio                                               May 1, 1995

Liquid Asset Portfolio                                         May 1, 1995

Limited Maturity Bond Portfolio                                May 1, 1995

Partners Portfolio                                             May 1, 1995

International Portfolio                                        May 1, 1995

Guardian Portfolio                                             October 15, 1997

Mid-Cap Growth Portfolio                                       October 15, 1997

Socially Responsive Portfolio                                  August 19, 1998